UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

 Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

Commission File Number

001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2014, we held our annual meeting of stockholders. A total of 30,402,999 shares were represented in person or by proxy at the meeting. Our stockholders considered three proposals as described in our proxy statement filed on April 15, 2014. The final results of the voting on each matter submitted to our stockholders at the annual meeting are set forth below.

Proposal 1 – Election of Class II Directors. The stockholders elected the nominees for Class II director by the vote shown below.

Nominee	Votes “For”	Votes “Withheld”	Broker Non-Votes
Dominique Fournier	28,711,063	669,729	1,022,207
John J. Gallagher, III	29,244,066	136,726	1,022,207
Francis S. Kalman	29,039,036	341,756	1,022,207

Proposal 2 – Advisory Vote on the Compensation of the Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of our named executive officers.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
20,425,229	8,912,786	42,777	1,022,207

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the retention of KPMG as our independent registered public accounting firm for 2014.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
30,272,615	98,044	32,340	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: June 6, 2014	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer